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FIRST SUPPLEMENTAL INDENTURE dated as of January 10, 2001 between:

PHOENIX INVESTMENT PARTNERS, LTD., a Delaware corporation and formerly known as Phoenix Duff & Phelps Corporation (the "Company"); and

HARRIS TRUST AND SAVINGS BANK, an Illinois State banking corporation, as trustee (the "Trustee").

PRELIMINARY STATEMENT

The Company and the Trustee are parties to an Indenture dated as of April 1, 1998 providing for the issuance of up to $81,575,000 aggregate principal amount of Securities due November 1, 2015 (the "Indenture").

Section 1206 of the Indenture provides that in case of any merger of another Person into the Company, the Person resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, to convert such Security into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of Common Stock of the Company into which such Security would have been converted immediately prior to such merger.

On the date hereof, a subsidiary of Phoenix Home Life Mutual Insurance Company was merged with and into the Company and in connection with such merger, each share of Common Stock of the Company held by the Company's public stockholders was converted into the right to receive $15.75 in cash.

The Company has requested that the Trustee enter into, and the Trustee is willing to enter into, this First Supplemental Indenture in order to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1206 of the Indenture, all on the terms and conditions hereinafter provided.

Section 901(3) of the Indenture provides that the Company, without the consent of the Holders, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1206 of the Indenture.

The Trustee has received an Opinion of Counsel stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture.

Section 1. DEFINITIONS. Terms used but not defined herein have the respective meanings given to such terms in the Indenture.
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Section 2. AMENDMENTS. The Indenture shall be amended as follows:

(a) Article Twelve of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                                 "ARTICLE TWELVE

                            CONVERSION OF SECURITIES

         SECTION 1201. Right of Conversion.

         The Holder of any Security or Securities shall have the right at any time prior to maturity, at his option, to convert, subject to the terms and provisions of this Article, the principal of any such Security or Securities (or any portion of the principal thereof which is $25.00 or an integral multiple of $25.00) into cash at the rate of $48.9825 for each $25.00 principal amount of Securities, calculated to the nearest cent (except that with respect to any Security or Securities, or any such portion, which shall be called for redemption, such right shall terminate at the close of business on the Redemption Date for such Security or Securities or portion unless the Company shall default in payment due upon redemption thereof). Such right shall be exercised by the surrender of the Security or Securities, the principal of which is so to be converted, to the Company at any time during regular business hours at any office or agency to be maintained by it in accordance with the provisions of Section 1002, accompanied by written notice that the Holder elects to convert such Security or Securities or any portion thereof and specifying the name or names (with address) in which a check or checks are to be issued and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or his attorney, duly authorized in writing and transfer tax stamps or funds therefor, if required pursuant to Section 1210. For convenience, the conversion of all or a portion, as the case may be, of the principal of any Security into cash is hereinafter sometimes referred to as the conversion of such Security. All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and canceled by it or, if surrendered to the Trustee, shall be canceled by it; and, subject to the next succeeding sentence, no Securities shall be issued in lieu thereof. In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         SECTION 1202. Payment; Time of Conversion.

         As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion, the Company shall deliver or cause to be delivered at any office or agency to be maintained by it in accordance with the provisions of Section 1002 to or upon the written order of the Holder of the Security or Securities so surrendered a check or checks in the amount into which such Security or Securities (or portion thereof) may be converted in accordance with the provisions of this Article. Such conversion shall be deemed to have been made as of the close of business on the date that such Security or Securities shall have been
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surrendered in satisfactory form for conversion, so that the rights of the
Holder as a Holder shall cease with respect to such Security or Securities (or the portion thereof being converted) at such time, and such conversion shall be at the conversion rate in effect at such time.

         If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

         SECTION 1203. No Adjustments in Respect of Interest.

         Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date during such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Except as provided in the preceding sentence and subject to the last paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion.

         SECTION 1204. [reserved]

         SECTION 1205. [reserved]

         SECTION 1206. [reserved]

         SECTION 1207. Notice of Certain Corporate Action.

         (a) In case:

                  (i) the Company shall (A) declare any dividend (or any other distribution) on shares of its Common Stock other than (1) a dividend payable in shares of Common Stock or (2) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (B) declare or authorize a redemption or repurchase of in excess of 25% of the then outstanding shares of Common Stock; or

                  (ii) the Company shall authorize the granting to the holders of its shares of Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of the Company or of any other rights or warrants; or

                  (iii) of any reclassification of the shares of Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, or of any compulsory share exchange whereby the Common Stock will be converted into cash or other securities or property; or
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                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his/her last address appearing on the Security Register, as promptly as possible, but in any event at least fifteen (15) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, redemption or granting of rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the conversion rate applicable to the Securities and, if so, shall state what the adjusted conversion rate will be and when it will become effective. Neither the failure to give the notice required by this Section, nor any defect therein, to any particular Holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, redemption, right, warrant, reclassification, consolidation, merger, sale, transfer, share exchange, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other Holders.
         (b) In case the Company or any Affiliate of the Company shall propose to engage in a "Rule 13e-3 Transaction" as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, the Company shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the Commission or any other person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear on the Security Register, a copy of all information required to be given to the Commission or such other person pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Company pursuant to this Section.

         SECTION 1208. [reserved]

         SECTION 1209. [reserved]

         SECTION 1210. Taxes and Charges.

         The issuance of a check or checks upon the conversion of Securities shall be made without charge to the converting Holder of Securities for such check, and such check shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted; provided, however, that the Company shall not be required to pay any tax
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which may be payable in respect of any transfer involved in the issuance and delivery of any such check in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such check unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 1211. Trustee and Conversion Agents Not Liable.

         Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or cash or other property which may at any time be issued or delivered upon the conversion of any Security, or makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, subject to
Section 601, to comply with any of the covenants of the Company contained in this Article."

Section 3. EXECUTION, DELIVERY AND VALIDITY. The Company represents and warrants to the Trustee that this First Supplemental Indenture has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

Section 4. INDENTURE OTHERWISE UNCHANGED. Except as herein provided, the Indenture shall remain unchanged and in full force and effect, and each reference to the Indenture and words of similar import in the Indenture, as amended hereby, shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

Section 5. BINDING EFFECT. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.
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          In witness whereof, we have set our hands as of the 10th day of
January, 2001.

PHOENIX INVESTMENT PARTNERS, LTD.

By: /s/ William R. Moyer
    -----------------------------
    Name: William R. Moyer
    Title: Executive Vice President &
           Chief Financial Officer

HARRIS TRUST AND SAVINGS BANK
as Trustee
By: /s/ D.G. Donovan
    -----------------------------
    Name: D.G. Donovan
    Title: Assistant Vice President